FIRST SUNAMERICA LIFE INSURANCE COMPANY
                   FS VARIABLE SEPARATE ACCOUNT
          ___________________________________________________

         SUPPLEMENT TO THE POLARIS PROSPECTUS DATED MAY 14, 1997


Delete the second paragraph under the heading "5. Expenses" of the Profile and replace with the following:

As with other professionally managed investments, there are also investment charges imposed on contracts with money allocated to the variable portfolios, which are estimated to range from .62% to 1.90%.


The figures for the following portfolios contained in the chart under the heading "5. Expenses" of the Profile are amended as follows:

                                                                    EXAMPLE:
                       Total Annual    Total Annual                 Total Expenses    Total Expenses
                        Insurance      Investment      Total Annual    at end of       at end of
                        Charges         Charges         Charges        1 Year          10 Years
-----------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST
      PORTFOLIO

Emerging Markets         1.57%           1.90%           3.47%          $105            $375
International Growth
   and Income            1.57%           1.60%           3.17%          $102            $348
Real Estate              1.57%           1.25%           2.82%          $ 99            $315



Date: May 15, 1997








        Please keep this Supplement with your Prospectus